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                                                                       EXHIBIT 1


                             MEMBERS OF FILING GROUP



     1.   Ralph Maddox Family Trust

     2.   Kathryn Mays Johnson 1999 Exempt Trust

     3.   Kathryn Mays Johnson 1999 Non-Exempt Trust

     4.   Linda Mays McCaul 1999 Exempt Trust

     5.   Linda Mays McCaul 1999 Non-Exempt Trust

     6.   Mark Pittman Mays 1999 Exempt Trust

     7.   Mark Pittman Mays 1999 Non-Exempt Trust

     8.   Randall Thomas Mays 1999 Exempt Trust

     9.   Randall Thomas Mays 1999 Non-Exempt Trust

     10.  L. Lowry Mays.